UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2006
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 29, 2006, our Board of Directors elected two directors to serve on our Board of Directors (our “Board”). Mr. Douglas W. McCormick was elected as a class II director and as Chairman of the Board with a term expiring in 2008 and Mr. Mitchell Stern was elected as a class III director with a term expiring in 2009.

In accordance with our Second Amended and Restated 2002 Non-Employee Director Stock Plan, we will, on October 16, 2006, the tenth business day following the date of their election to our Board, grant to each of Mr. McCormick and Mr. Stern, a) an option to purchase 3,333 shares of our class A common stock and b) 2,222 shares of our restricted class A common stock. The options will be granted at an exercise price per share equal to the fair market value of our class A common stock on the date of grant and they will vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date, beginning one year from the date of grant. The restricted stock awards will vest over a period of five years, with 20% vesting on each anniversary of the grant date, beginning one year from the date of grant.

Our Board has not yet made any determinations to appoint Mr. McCormick or Mr. Stern to any committees of our Board. We will amend this Current Report on Form 8-K in the event that our Board makes such a determination.
Item 9.01 Financial Statements and Exhibits.
A copy of the press release announcing Mr. McCormick and Mr. Stern’s election to our Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: October 4, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller